FOR IMMEDIATE RELEASE
Contact: Investor Relations
Phone: 501-219-2400

Equity Media Holdings Corporation Receives Audit Opinion Containing Going Concern Qualification

LITTLE ROCK, Ark., Apr 2, 2008 — Equity Media Holdings Corporation (Nasdaq:EMDA), announced today that its Form 10-K/A filed yesterday with the Securities and Exchange Commission (SEC) included an audit opinion that contained a going concern qualification.

This announcement is being made in order to comply with Nasdaq Marketplace Rule 4350 (b) (1) (B), which requires any Nasdaq listed issuer that receives an audit opinion that contains a going concern qualification to make a public announcement to that effect.

About Equity Media Holdings Corporation

Equity Media Holdings Corporation (Nasdaq:EMDA) is a growing broadcaster with multiple sources of revenue and value in its operations that include its Broadcast Services Division, Broadcast Station Group and Spectrum Holdings Division. Equity Media's proprietary Centralized Automated Satellite Hub (C.A.S.H.) system and Retro Television Network, a national television network that provides a 24/7 digital feed of hit shows to each of its affiliates, provide centralized content distribution services which the Company believes are unique within the media industry. Equity Media is the second largest affiliate group of the top ranked Univision and TeleFutura networks, two networks driven by the growth of the Hispanic population in the U.S. For more information, please visit www.EMDAholdings.com.

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